PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Quantum Energy, Inc., of our report dated September 16, 2016 on our audit of the financial statements of Quantum Energy, Inc. as of February 28, 2015, and the related statements of operations, stockholders’ equity and cash flows for the year ended February 28, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 27, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Quantum Energy, Inc., of our report dated November 3, 2016 on our audit of the financial statements of Quantum Energy, Inc. as of February 29, 2016, and the related statements of operations, stockholders’ equity and cash flows for the year ended February 29, 2016, and the reference to us under the caption “Experts”.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

February 27, 2017